As filed with the Securities and Exchange Commission on March 1, 2001 -
                                                         Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            APPLIED FILMS CORPORATION
             (Exact name of registrant as specified in its charter)

          Colorado                                       84-1311581
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                9586 I-25 Frontage Road, Longmont, Colorado  80504
             (Address of Principal Executive Offices)     (Zip Code)

             Applied Films Corporation Employee Stock Purchase Plan
                            (Full Title of the Plan)

    Lawrence D. Firestone, 9586 I-25 Frontage Road, Longmont, Colorado 80504,
                                 (303) 774-3246
 (Name, address and telephone number, including area code of agent for service)



                          Copies of Communications to:
                             William J. Lawrence III
                    Varnum, Riddering, Schmidt & Howlett LLP
                      333 Bridge Street, N.W., P.O. Box 352
                        Grand Rapids, Michigan 49501-0352
                                 (616) 336-6000

                                                  CALCULATION OF REGISTRATION FEE
================================================================================================================
                                                         Proposed             Proposed
          Title of                                        Maximum              Maximum
      Securities to be        Amount to be            Offering Price          Aggregate            Amount of
         Registered            Registered              Per Share(3)        Offering Price      Registration Fee
----------------------------------------------------------------------------------------------------------------

        Common Stock          70,000 Shares(1)(2)       $11.00               $770,000            $192.50
================================================================================================================

(1) Represents additional shares of Common Stock authorized for issuance under the Applied Films Corporation Employee Stock Purchase Plan (the "Plan"). This Registration Statement also covers such indeterminable additional number of shares as may be issuable under the Plan by reason of adjustments in the number of shares covered thereby as described in the Prospectus.
(2) 30,000 shares of Common Stock were previously registered when the Form S-8 (Registration No. 333-47951) was filed on March 13, 1998. The purpose of this Form S-8 is to register an additional 70,000 shares of Common Stock which have been reserved for issuance pursuant to approvals received at the Applied Films Corporation Annual Meeting of Shareholders held October 25, 2000.
(3) For shares subject to outstanding but unexercised options, the price is computed on the basis of the exercise price. For the remaining shares under the Plan and for the purpose of computing the registration fee only, the price shown is based upon the price of $11.00 per share, 85% of the average of the high and low sales prices for the Common Stock of Applied Films Corporation as reported in the NASDAQ National Market System on February 23, 2001, in accordance with Rule 457(h).


Pursuant to Rule 416(a) of the General Rules and Regulations under the Securities Act of 1933, this Registration Statement shall cover such additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

INCORPORATION BY REFERENCE

     The contents of the Registration Statement on Form S-8 (Registration No. 333-47951) filed on March 13, 1998 are incorporated by reference.


PURPOSE OF THIS FORM S-8

     The purpose of this Form S-8 is to register an additional 70,000 shares of Common Stock which have been reserved for issuance under the Applied Films Corporation Employee Stock Purchase Plan (the "Plan") pursuant to approvals received at the Applied Films Corporation Annual Meeting of Shareholders held October 25, 2000. At that meeting, the Shareholders approved the Third Amendment to the Applied Films Corporation Employee Stock Purchase Plan (the "Third Amendment") as set forth in the Applied Films Corporation Proxy Statement, dated September 21, 2000. The Third Amendment to the Plan was approved by the Board of Directors on September 8, 2000. As amended by the Third Amendment, the Plan provides for the granting of options to employees of Applied Films Corporation and its subsidiaries to purchase, in the aggregate, not more than 100,000 shares of Common Stock of Applied Films Corporation.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Longmont, State of Colorado, on the 12th day of February, 2001.

                          APPLIED FILMS CORPORATION

                          By /s/ Thomas T. Edman
                          Thomas T. Edman, President and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas T. Edman and Lawrence D. Firestone, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below on February 12, 2001, by the following persons in the capacities indicated.

        Signatures                           Title

   /s/ Thomas T. Edman       President, Chief Executive Officer and Director
       Thomas T. Edman       (principal executive officer)

/s/ Lawrence D. Firestone    Chief Financial Officer and Treasurer (principal
    Lawrence D. Firestone    financial officer and principal accounting officer)

   /s/ Richard P. Beck
       Richard P. Beck       Director

   /s/ John S. Chapin
       John S. Chapin        Director

/s/ Vincent Sollitto, Jr.
    Vincent Sollitto, Jr.    Director

     /s/ Chad D. Quist
         Chad D. Quist       Director

   /s/ Cecil Van Alsburg
       Cecil Van Alsburg     Director

    /s/ Aitor Galdos
        Aitor Galdos         Director

                                                                 ARTHUR ANDERSEN


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to incorporation by reference in this registration statement of our report dated July 18, 2000, included in Applied Films Corporation's Annual Report on Form 10-K for the year ended July 1, 2000, and to all references to our firm included in this registration statement.


                                                 /s/ ARTHUR ANDERSEN LLP








Denver, Colorado
March 1, 2001

                                  EXHIBIT INDEX

     The following exhibits are filed as a part of the Registration Statement:


Exhibit 4.1 Applied Films Corporation Employee Stock Purchase Plan, as amended by the First Amendment to Applied Films Corporation Employee Stock Purchase Plan and as further amended by the Second Amendment to Applied Films Corporation Employee Stock Purchase Plan all incorporated by reference to Exhibit 4 to the Registrant's Form S-8 Registration Statement (No. 333-47951)

Exhibit 4.2 Third Amendment to Applied Films Corporation Employee Stock Purchase Plan

Exhibit 5           Opinion of Varnum, Riddering, Schmidt & Howlett LLP

Exhibit 23(a)       Consent of Arthur Andersen LLP - included on page S-4 hereof

Exhibit 23(b)       Consent of Varnum, Riddering, Schmidt & Howlett-included  in
                    Exhibit 5

Exhibit 24          Power of Attorney - included on page S-3 hereof






::ODMA\PCDOCS\GRR\511225\1

                               THIRD AMENDMENT TO
                            APPLIED FILMS CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN


                                   BACKGROUND

     1. Effective September 19, 1997, Applied Films Corporation (the "Company") adopted and approved the Applied Films Corporation Employee Stock Purchase Plan, as amended (the "Plan").

     2.  The  Company  desires  to  amend  the Plan as  provided  in this  Third
Amendment.

                                    AGREEMENT

     1. The first sentence of Section 3 of the Plan is hereby amended to read in its entirety as follows:

     Participation under the Plan shall be open to all active employees (the "Eligible Employees") of the Company except: (a) employees who have not been continuously employed by the Company on a full-time basis for at least six (6) months at the beginning of an Option Period (as hereinafter defined); (b) employees whose customary employment by the Company is for less than twenty (20) hours per week; and (c) employees whose customary employment by the Company is for not more than six (6) months in a calendar year.

     2. The second sentence of Section 3 of the Plan is hereby amended to read in its entirety as follows:

     No option rights shall be granted under the Plan to any person who is not an Eligible Employee, and no Eligible Employee shall be granted option rights under the Plan: (y) if such employee, immediately after receiving the grant of such option rights under the Plan, owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company (as described under Section 423(b)(3) and 424(d) of the Code); or (z) if such employee is permitted to purchase
     Shares under this Plan and any other employee stock purchase plans of the Company and its subsidiaries (as defined by Section 424(f) of the Code) aggregating more than Twenty-Five Thousand Dollars ($25,000) of the fair market value of such Shares (determined at the time the respective options are granted) in any one calendar year, and in no event may such option rights accrue at a rate which exceeds that permitted by Section 423(b)(8) of the Code.

     3. The second sentence of Section 4 of the Plan is hereby amended to read in its entirety as follows:

     The aggregate maximum number of Shares which may be purchased under the Plan is One Hundred Thousand (100,000) Shares; subject, however, to adjustment as hereinafter set forth.

     4. The final sentence of Section 5 of the Plan is hereby amended to read in its entirety as follows:

     Thereafter, so long as the Plan remains in effect, a new Option Period shall commence every six (6) months, beginning on the Monday subsequent to the October quarterly earnings release, ending on the Friday subsequent to the April quarterly earnings release, and beginning on the Monday subsequent to the April quarterly earnings release, ending on the Friday subsequent to the October quarterly earnings release. The Option Period which began on July 3, 2000, will be an extended Option Period commencing on July 3, 2000 and ending on October 27, 2000.

     5. The first sentence of Section 6 of the Plan is hereby amended to read in its entirety as follows:

     An employee of the Company who is an Eligible Employee at or prior to the first day of any Option Period may become a Participant as of such date by at least ten (10) days prior to such date, completing and delivering a payroll deduction Authorization Form (the "Authorization") to the Company's payroll department.

     6. Section 7 is hereby deleted in its entirety and the following is inserted in its place:

                                  EXHIBIT 4.2

     7. Payroll Deductions. The Company will maintain payroll deduction accounts for all employees who are Participants and who have filed Authorizations. Payments made by Participants, shall be credited to the Participant's Stock Purchase Account (the "Purchase Account"). No amounts other than payroll deductions authorized under this Plan may be credited to a Participant's Purchase Account. A Participant may authorize a payroll deduction of not less than one percent (1%) and not more than ten percent (10%) of his or her gross pay per pay period.

     8. The words "in cash" in the second sentence of Section 9 are hereby deleted.

     9. The third sentence of Section 9 is amended to read in its entirety as follows:

     An Eligible Employee who has thus terminated participation in the Plan may thereafter begin participation in the Plan again, but only after the expiration of one (1) Option Period subsequent to the Option Period in which the Participant terminated enrollment in the Plan.

     10. The first sentence of Section 10 of the Plan is hereby amended to read in its entirety as follows:

     During each Option Period while this Plan remains in effect, each Participant shall be granted an option either as of the first business day of that Option Period or as of the last business day of that Option Period, on whichever of those two (2) days the closing sale price as reported on the NASDAQ National Market System is lower ("Purchase Date"), for the purchase of as many full Shares, but not less than one (1) full share, as may be purchased with the funds in his or her Purchase Account.

     11. The third sentence of Section 10 of the Plan is hereby amended to read in its entirety as follows:

     The purchase price for each Share purchased shall be eighty-five percent (85%) of the fair market value of a Share on the Purchase Date where fair market value means the closing sale price reported on the NASDAQ National Market System on the Purchase Date.

     12. Except as hereinabove provided, the Plan shall remain in full force and effect.


     Approved by the Board of Directors of the Company on September 8, 2000.

                                                APPLIED FILMS CORPORATION


                                                /s/Lawrence D. Firestone
                                                Lawrence D. Firestone, Secretary


     Approved by the Shareholders of the Company on October 25, 2000.


                                                APPLIED FILMS CORPORATION


                                                /s/Lawrence D. Firestone
                                                Lawrence D. Firestone, Secretary



                                  EXHIBIT 4.2

                                  March 1, 2001



Applied Films Corporation
9586 I-25 Frontage Road
Longmont, Colorado 80504

         Re: Registration Statement on Form S-8 Relating to the Applied Films Corporation Employee Stock Purchase Plan

Gentlemen:

     With respect to the Registration Statement on Form S-8 (the "Registration Statement"), filed by Applied Films Corporation, a Colorado corporation (the "Company"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 70,000 shares of the Company's common stock for issuance pursuant to the Company's Employee Stock Purchase Plan (the "Plan"), we have examined such documents and questions of law we consider necessary or appropriate for the purpose of giving this opinion. On the basis of such evaluation, we advise you that in our opinion the 70,000 shares covered by the Registration Statement, upon the exercise of stock options, at the prices described in the Registration Statement, but not less than the par value thereof, and upon delivery of such shares and payment therefor in accordance with the terms stated in the Plan and the Registration Statement, will be duly and legally authorized, issued and outstanding and will be fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or under the rules and regulations of the Securities and Exchange Commission relating thereto.

                                   Sincerely,

                     VARNUM, RIDDERING, SCHMIDT & HOWLETT LLP

                  /s/ VARNUM, RIDDERING, SCHMIDT & HOWLETT LLP


                                   EXHIBIT 5